Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 02/28/2005 Determination Date: 03/10/2005 Distribution Date: 03/15/2005

		Original	Beginning			Current	Total Class		Ending
	Certificate	Certificate	Certificate			Realized	Principal	Total	Certificate
Class	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Distribution	Balance

AS-1	0.0000%	137,788,000.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand				0.00000000	0.00000000		0.00000000	0.00000000	0.00000000

AS-2	0.0000%	141,057,000.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand				0.00000000	0.00000000		0.00000000	0.00000000	0.00000000

AS-3	2.6600%	190,443,000.00	181,968,000.00	376,471.57	2,800,000.00	0.00	2,800,000.00	3,176,471.57	179,168,000.00
Factors per Thousand				1.97682020	14.70256192		14.70256192	16.67938212	940.79593369

MS-1	3.4400%	22,084,000.00	14,805,220.02	39,612.19	0.00	0.00	0.00	39,612.19	14,805,220.02
Factors per Thousand				1.79370540	0.00000000		0.00000000	1.79370540	670.40481887

MS-2	3.8400%	23,463,000.00	15,730,546.28	46,981.90	0.00	0.00	0.00	46,981.90	15,730,546.28
Factors per Thousand				2.00238247	0.00000000		0.00000000	2.00238247	670.44053531

BS	5.5900%	12,423,000.00	8,327,936.27	36,208.02	0.00	0.00	0.00	36,208.02	8,327,936.27
Factors per Thousand				2.91459551	0.00000000		0.00000000	2.91459551	670.36434597

Pool I		527,258,000.00	220,831,702.57	499,273.68	2,800,000.00	0.00	2,800,000.00	3,299,273.68	218,031,702.57
Totals				0.94692481	5.31049316		5.31049316	6.25741796	413.51995147

AN	3.0900%	55,395,000.00	15,645,643.90	37,601.70	159,045.34	0.00	159,045.34	196,647.04	15,486,598.56
Factors per Thousand				0.27289532	1.15427567		2.87111356	3.54990595	279.56672191

MN	3.8400%	2,229,000.00	1,254,040.16	3,745.40	12,747.91	0.00	12,747.91	16,493.31	1,241,292.25
Factors per Thousand				0.02718234	0.09251828		5.71911560	7.39942127	556.88301929

BN	5.5900%	4,457,000.00	3,466,563.88	15,071.85	175,805.71	0.00	175,805.73	190,877.58	3,290,758.15
Factors per Thousand				0.10938434	1.27591462		39.44485719	42.82647072	738.33478797

Pool II		62,081,000.00	20,366,247.94	56,418.95	347,598.97	0.00	347,598.97	404,017.93	20,018,648.96
Totals				0.10700445	0.65925784		5.59912003	6.50791575	322.46015625

Totals		589,339,000.00	241,197,950.51	555,692.63	3,147,598.97	0.00	3,147,598.97	3,703,291.61	238,050,351.53

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 2/28/2005 Determination Date: 3/10/2005 Distribution Date: 3/15/2005

Certificate Information

			Interest	Applied		Unpaid
	Interest	Remittance	Shortfall	Realized Loss	Realized Loss	Realized Loss
Class	Requirement	Rate	Carryforward	Amount	Amount	Amount
AS-1	0.00	0.0000%	0.00	0.00	0.00	0.00
AS-2	0.00	0.0000%	0.00	0.00	0.00	0.00
AS-3	376,471.57	2.6600%	0.00	0.00	0.00	0.00
MS-1	39,612.19	3.4400%	0.00	0.00	0.00	0.00
MS-2	46,981.90	3.8400%	0.00	0.00	0.00	0.00
BS	36,208.02	5.5900%	0.00	0.00	0.00	0.00

AN	37,601.70	3.0900%	0.00	0.00	0.00	0.00
MN	3,745.40	3.8400%	0.00	0.00	0.00	0.00
BN	15,071.85	5.5900%	0.00	0.00	0.00	0.00

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 2/28/2005 Determination Date: 3/10/2005 Distribution Date: 3/15/2005

Pool I

Schedule of Remittance

Aggregate Amount Received	3,401,171.92
Monthly Advances	0.00
Transfer from Rounding Account	11,800.82
Reimburse Rounding Account	(12,829.52)
(Servicing Fee)	(73,265.58)
(Unreimbursed Monthly Advances)	0.00

Available Remittance Amount	3,326,877.64

Bond Interest Distributed	499,273.68
Bond Principal Distributed	2,800,000.00
Escrow Fee	27,603.96
Amounts transferred to the Owner Trustee	0.00

3,326,877.64

Prior Three Months Weighted Average Loan Interest Rate

11/30/04	12/31/04	01/31/05
6.3811%	6.3860%	6.7154%

Collateral Information

Accelerated Principal Distribution		0.00
Aggregate Beginning Principal Balance of Loans		246,753,667.14
Aggregate Ending Principal Balance of Loans		241,172,155.60
Principal Prepayments (No. / Amt)	3	1,614,292.24
Curtailments		13,417.57
Excess and Monthly Payments		470,063.66
Recoveries on Previous Realized Losses		29,285.56
Interest Received		1,274,112.89
Compensating Interest		2,626.42
Realized Losses (Current / Cumulative)	3,483,738.07	37,098,563.83
Excess Spread		703,255.23
Spread Amount		23,140,453.03
Specified Subordinated Amount		25,323,076.34

Weighted Average Loan Interest Rate		6.7159%
LIBOR Rate		2.5900%
Auction Rate		2.6600%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 02/28/2005 Determination Date: 03/10/2005 Distribution Date: 03/15/2005

Pool II

Schedule of Remittance

Aggregate Amount Received	413,349.84
Monthly Advances	0.00
(Servicing Fee)	(8,483.33)
(Unreimbursed Monthly Advances)	0.00

Available Remittance Amount	404,866.51

Bond Interest Distributed	56,418.95
Bond Principal Distributed	347,598.97
Escrow Fee	848.59
Amounts transferred to the Owner Trustee	0.00

404,866.51

Prior Three Months Weighted Average Loan Interest Rate

11/30/04	12/31/04	01/31/05
6.6395%	6.6454%	7.0978%

Collateral Information

Accelerated Principal Distribution		104,781.67
Aggregate Beginning Principal Balance of Loans		23,886,479.23
Aggregate Ending Principal Balance of Loans		23,643,661.93
Principal Prepayments (Number / Amount)	0	0.00
Curtailments		0.00
Excess and Monthly Payments		242,817.30
Recoveries on Previous Realized Losses		20,000.00
Interest Received		150,532.54
Compensating Interest		0.00
Realized Losses (Current / Cumulative)	0.00	8,782,100.21
Excess Spread		104,781.67
Spread Amount		4,433,186.61
Specified Subordinated Amount		4,433,186.61
LOC Available Amount		808,173.65
LOC Available Amount as percentage of Pool Principal Balance		4.04%

Weighted Average Loan Interest Rate		7.0973%
LIBOR Rate		2.5900%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 02/28/2005 Determination Date: 03/10/2005 Distribution Date: 03/15/2005

Exhibit L

Outstanding Balance — Pool I	241,172,155.60
# Accounts	364

Delinquent Information	# Loans	Pool Amount	Pool %

Delinquent 1-29 Days	194	136,093,479.85	56.43%
Delinquent 30-59 Days	5	5,256,736.38	2.18%
Delinquent 60-89 Days	0	0.00	0.00%
Delinquent 90 and Over	4	2,210,033.34	0.92%

Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	203	143,560,249.57	59.53%

Outstanding Balance — Pool II	23,643,661.93
# Accounts	79

Delinquent Information	# Loans	Pool Amount	Pool %

Delinquent 1-29 Days	33	9,879,017.76	41.78%
Delinquent 30-59 Days	1	101,002.65	0.43%
Delinquent 60-89 Days	0	0.00	0.00%
Delinquent 90 and Over	1	218,807.06	0.93%

Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	35	10,198,827.47	43.14%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 02/28/2005 Determination Date: 03/10/2005 Distribution Date: 03/15/2005

Series 1999-1

The following additional information, presented in dollars, pursuant to Section 7.10 subclauses (ii), (iii), (v), (vi), (vii), (viii), and (xv) is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause	Class AS-1	Class AS-2	Class AS-3	Class MS-1	Class MS-2	Class BS	Pool I
(ii)	0	0	955	670	670	670	419
(iii)	0	0	15	0	0	0	5
(v)	0	0	2	2	2	3	1
(vi)	0	0	8	0	0	0	3
(vii)	0	0	0	0	0	0	0
(viii)	0	0	2	0	0	0	1
(xv) (a, b & c)	0	0	941	670	670	670	414

Sub-Clause	Class AN	Class MN	Class BN	Pool II
(ii)	282	563	778	328
(iii)	3	6	39	6
(v)	1	2	3	1
(vi)	0	0	0	0
(vii)	0	0	0	0
(viii)	4	0	0	4
(xv) (a, b & c)	280	557	738	322

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 02/28/2005 Determination Date: 03/10/2005 Distribution Date: 03/15/2005

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia Commercial Mortgage, Inc., complied with section 7.10 of the Sale and Servicing Agreement dated May 31, 1999 pertaining to Series 1999-1 in preparing the accompanying Trust Administrator’s Certificate.

Wachovia Commercial Mortgage, Inc.

By:	/s/ Stephanie Hartson
Name:	Stephanie Hartson
Title:	Assistant Vice President

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300